FIRST AMENDMENT OF LEASE AGREEMENT

THIS AGREEMENT is entered into the ____ day of November, 2005 by and between Ethos Business Venture, L.L.C. (“Landlord”), 181C Hague Blvd, Glenmont, New York 12077 and Dais Analytic Corporation (“Tenant”), having a place of business at 11552 Prosperous Drive, Odessa, Florida 33556. Landlord and Tenant are referred to herein individually as “Party” and collectively as the “Parties.”

WHEREAS, Landlord and Tenant entered into a commercial lease agreement dated March 18, 2005 pursuant to which Landlord leased to Tenant the property described in Attachment A thereof as 11552 Prosperous Drive, Odessa, Florida 33556 for a term  commencing March 18, 2005 and ending November 17, 2005 (“Lease Agreement”); and

WHEREAS, the Parties desire to extend the term of said lease in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Landlord and Tenant hereby agree as follows:

A.	Article II is hereby deleted in its entirety and the following inserted in place thereof:

“ARTICLE II – LEASE TERM

2.1	Term of Lease. The term of this Lease shall begin on the Commencement Date and end on Termination Date (“Initial Term”).

2.2	Commencement Date. The "Commencement Date" shall mean March 18, 2005.
2.3
 Termination Date. The “Termination Date” shall mean the day immediately following thirty (30) days written notice from one Party to the other terminating the Lease Agreement or such earlier date upon which this Agreement terminates pursuant to any term or condition herein.”

B.	Article IV is hereby deleted in its entirety and the following inserted in place thereof:

“ARTICLE IV – DETERMINATION OF RENT

4.1
The Tenant agrees to pay to the Landlord and the Landlord agrees to accept, during the Initial Term, at such place as the Landlord shall from time to time direct by notice to the Tenant, rent at the following rates and times:

(a)
Rent for Initial Term.  The rent for the first eight months of the Initial Term of this lease shall be Twenty Eight Thousand Eight Hundred Dollars ($28,800.00) (“Initial Rent”), plus applicable sales tax and shall be payable in advance in eight monthly installments due and payable on the eighteenth (18th) day of each and every calendar month during said period. The monthly installment due for each of the first three (3) months of the Initial Term shall be Two Thousand Six Hundred Dollars ($2,600.00) plus applicable sales tax. The monthly installment for each of the following five (5) months of the Initial Term shall be Four Thousand Two Hundred Dollars ($4,200.00) per month plus applicable sales tax.

First Amendment to Lease – 11552 Prosperous Drive, Odessa – Dais / Ethos Business – Page  of 1 of 2

(b)
The rent for the ninth month of the Initial Term of this Lease and for each month of this Lease thereafter shall be Three Thousand Eight Hundred Dollars ($3800.00) per month plus applicable sales tax and shall be due and payable in advance in monthly on the eighteenth day of each and every calendar month during the term of this Agreement.

(c)	A late fee may be assessed by Landlord on any payment of the aforementioned rent not postmarked or received by Landlord on or before the due date of such payment. Said late fee shall be Twenty Five Dollars ($25.00) per day for each day payment is late.”

C.	Section 18.6 is hereby deleted in its entirety and the following inserted in place thereof:

“18.6 Notice. Any notice required hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon (a) personal delivery, or (b) five business days after deposit in the United States Postal Service, Certified Mail, Return Receipt requested, postage prepaid, or (c) facsimile transmission with confirmation of receipt or transmission, or (d) overnight mailing by a nationally recognized overnight express courier, with postage and fees prepaid, addressed to the other Party at the address first written above, or at such other address as a Party may designate by ten days advance notice. Either Party may designate a specific recipient to whose attention the notice shall be made.”

D.	Other than as provided above, all terms and conditions of the Lease Agreement shall remain unchanged and full force and effect.

IN WITNESS WHEREOF, the Landlord and the Tenant have duly executed and delivered this Agreement as of the day and year first above written.

TENANT:	LANDLORD:

DAIS ANALYTIC CORPORATION	ETHOS BUSINESS VENTURE, L.L.C.

/s/ R.W. Brown	/s/ Brian Kelly

Printed:	Printed:
Name: Robert Brown	Name: Brian Kelly
Title: Vice President

First Amendment to Lease – 11552 Prosperous Drive, Odessa – Dais / Ethos Business – Page  of 2 of 2